Exhibit 99.1

PokerTek Announces Third Quarter 2009 Financial Results

MATTHEWS, N.C.--(BUSINESS WIRE)--November 3, 2009--PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the third quarter and year-to-date periods ended September 30, 2009.

Third Quarter and Year-to-Date Highlights

  Net loss improved 27% for the quarter and 19% year-to-date
  Loss per share improved by 31% for the quarter and 21% year-to-date
  EBITDAS improved 60% for the quarter and 41% year-to-date. EBITDAS of $(0.2) million for the third quarter approaching breakeven
  Cash used in operating activities improved 30% for the quarter and 64% year-to-date
  Operating expenses declined 41% for the quarter and 35% year-to-date.
  PokerPro table count decreased from 272 at September 30, 2008 to 255 at September 30, 2009
  144 Heads-Up Challenge units placed on recurring revenue programs.

Recent Announcements and Events

  Debt conversion completed
  Credit facilities renewed with Silicon Valley Bank
  Private Placement and Share Purchase transactions completed
  New PokerPro locations:

    Silver Legacy Resort Casino in Reno, Nevada
    Red Shores at Summerside Raceway in Summerside, New Brunswick
    Dooly’s Elmwood in Moncton, New Brunswick
    Legends in St. John, New Brunswick
    Emotion Casino in Puerto Vallarta, Mexico

Management Comments

“Our goals entering the third quarter were aimed squarely at driving our expenses lower and strengthening our balance sheet. With clear progress in these areas, we now look forward to shifting focus from cost reduction to revenue growth,” said Mark Roberson, Acting Chief Executive and Chief Financial Officer.

“During the quarter, we expanded into the Atlantic provinces of Canada, representing our first installations in non-traditional bar environments with our first lottery customer. In addition, rule changes were recently enacted in Mexico allowing electronic table games for the first time and we placed our first table in Puerto Vallarta this quarter. These are both examples of new market opportunities that play directly to the strengths of PokerPro.”

Revenues

Revenues declined overall as our business shifted from a product sale focus, which produces larger up-front revenues, to a business with heavier emphasis on recurring license revenues which are spread over time. Total revenue for the third quarter of 2009 was $1.6 million, a decrease of 64% from the third quarter of 2008, and $5.2 million for the first nine months of 2009, a decrease of 54% from the comparable period of 2008.

Revenue from recurring licensing and servicing fees totaled $1.3 million for the third quarter, a decrease of $0.2 million or 12% from the comparable period of 2008. For the first nine months of 2009, recurring license and service fees totaled $3.9 million, a decrease of $0.5 million or 12% from the first nine months of 2008. Heads-Up Challenge transitioned from product sale to a recurring revenue model with 144 units placed. Recurring revenues as a percent of total revenues increased from 39% for the first nine months of 2008 to 75% for the comparable period of 2009.

Revenues from one-time product sales totaled $0.2 million for the third quarter, a decrease of $2.5 million or 92% from the third quarter of 2008. For the first nine months of 2009, product sales totaled $1.3 million, a decrease of $5.6 million or 81% from the first nine months of 2008.

Product sales of Heads-Up Challenge contributed $0.2 million for the third quarter, down from $1.5 million in the third quarter of 2008 due to the transition from product sale through distribution to an operator-direct recurring revenue model in mid-2009. We sold no new PokerPro systems to Aristocrat during 2009, which had accounted for $1.2 million and $2.8 million during the third quarter and first nine months of 2008, respectively.

Direct Cost of Revenue

Direct cost of revenue for the third quarter of 2009 was $0.9 million, a decrease of 68% from the comparable period of 2008. For the first nine months of 2009, direct cost of revenue was $3.1 million, a decrease of 55% from the comparable period of 2008. As a percent of total revenue, direct cost of revenue was 57% of revenue for the third quarter of 2009 as compared to 64% for the comparable period of 2008, and 59% for the first nine months of 2009 as compared to 61% for the first nine months of 2008.

The decline in direct costs is directly attributable to the lower unit product sales of both PokerPro and Heads-Up Challenge, partially offset by higher depreciation of leased PokerPro products.

Operating Expenses

Operating expenses were $1.9 million for the third quarter of 2009, a decrease of $1.3 million, or 41% from the third quarter of 2008. For the first nine months of 2009, operating expenses were $6.5 million, a decrease of $3.5 million or 35% from the comparable period of 2008.

The decline in operating expenses is primarily attributable to cost reduction initiatives to reduce our cash spending and to align the operating structure with current revenues, providing a more effective base from which to grow our revenues moving forward. In addition, non-cash stock compensation expenses declined due to increased forfeitures.

Operating Results

Net loss per common share was $0.11 for the third quarter, an improvement of 31% from $0.16 for the third quarter 2008. Net loss was $1.3 million for the third quarter of 2009, an improvement of 27% from $1.8 million for the third quarter of 2008. For the first nine months of 2009, net loss per common share was $0.42, an improvement of 21% from $0.53 for the comparable period of 2008. Net loss was $4.7 million for the first nine months of 2009, an improvement of 19% from $5.8 million for the first nine months of 2008.

EBITDAS, a non-GAAP financial measure, was $(0.2) million for the third quarter, an improvement of 60% from $(0.5) million for the third quarter of 2008. For the first nine months of 2009, EBITDAS was $(1.6) million, an improvement of 41% from $(2.6) million for the comparable period of 2008.

Balance Sheet and Cash Flow Information

During the third quarter, the company completed several transactions to strengthen the balance sheet:

  $2.5 million credit facility renewed with Silicon Valley Bank
  $0.5 million investments from ICP Electronics
  $0.5 million Private Placement
  $1.2 million conversion of long-term debt to common equity. Term of remaining $0.8 million long-term debt extended to 2012 with reduced cash interest rate and option for payments in common stock

Cash and cash equivalents were $1.1 million as of September 30, 2009. Cash used in operations improved for the third quarter to $0.5 million from $2.0 million during 2008. For the first nine months of 2009, cash used in operating activities improved from $5.1 million to $1.8 million.

Conference Call

PokerTek will host a conference call to discuss its third quarter results on Tuesday, November 3, 2009 at 5:30 p.m. EST. Interested parties may listen to and participate in the conference call by dialing (888) 680-0890 (U.S./Canada) or (617) 213-4857 (Other) and entering passcode 52324639. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors,” as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 94293535.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net loss to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders with an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Heads-Up Challenge increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide.

For more information, please visit the Company's website at www.pokertek.com or contact Mark Roberson, the Company’s Acting Chief Executive Officer and Chief Financial Officer, at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, the expected adoption of the Heads-Up Challenge product by bars, restaurants and other customers, and the expected acceptance of the PokerPro systems and Heads-Up Challenge product by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
License and service fees	$1,344,191	$1,521,341	$3,937,345	$4,463,280
Product sales	217,490	2,772,144	1,279,236	6,871,791
Total revenue	1,561,681	4,293,485	5,216,581	11,335,071

Direct cost of revenue:
Depreciation of PokerPro systems	663,633	676,135	2,002,041	1,902,713
Amortization of deferred product costs	29,069	-	29,069	-
Cost of product sales	193,509	2,088,570	1,071,947	5,042,443
Total direct cost of revenue	886,211	2,764,705	3,103,057	6,945,156

Operating Expenses:
Selling, general and administrative	1,302,398	2,132,956	4,790,911	6,831,297
Research and development	279,642	603,845	934,963	2,136,413
Share-based compensation expense	220,964	368,553	590,341	892,185
Depreciation	62,434	50,735	192,982	150,720
Total operating expenses	1,865,438	3,156,089	6,509,197	10,010,615

Operating loss	(1,189,968)	(1,627,309)	(4,395,673)	(5,620,700)

Interest expense, net	(76,403)	(50,576)	(257,674)	(24,078)

Net loss before income taxes	(1,266,371)	(1,677,885)	(4,653,347)	(5,644,778)

Income tax provision	(19,117)	(75,150)	(83,087)	(198,623)

Net loss	$(1,285,488)	$(1,753,035)	$(4,736,434)	$(5,843,401)

Net loss per common share - basic and diluted	$(0.11)	$(0.16)	$(0.42)	$(0.53)

Weighted average common shares outstanding - basic and diluted	11,811,726	10,934,464	11,287,756	10,934,464

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2009
Assets	(unaudited)	December 31, 2008
Current assets:
Cash and cash equivalents	$1,109,527	$1,481,530
Investments	-	3,900,000
Accounts receivable, net	1,065,035	1,600,464
Inventory	2,986,876	3,547,099
Prepaid expenses and other assets	124,164	213,222
Total current assets	5,285,602	10,742,315

Other assets:
PokerPro systems, net	1,947,556	3,821,376
Property and equipment, net	456,239	599,772
Deferred product costs, net	505,022	-
Other assets	459,845	542,214

Total assets	$8,654,264	$15,705,677

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$612,591	$1,590,681
Accrued liabilities	558,330	859,179
Customer deposits and deferred revenue	488,372	194,051
Long-term debt, current portion	25,635	2,889,261
Total current liabilities	1,684,928	5,533,172

Long-term debt	819,186	2,038,635

Total liabilities	2,504,114	7,571,807

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 13,762,886 shares at September 30, 2009 and December 31, 2008	-	-
Additional paid-in capital	45,212,047	42,459,333
Accumulated deficit	(39,061,897)	(34,325,463)
Total shareholders' equity	6,150,150	8,133,870

Total liabilities and shareholders' equity	$8,654,264	$15,705,677

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(4,736,434)	$(5,843,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,195,023	2,053,433
Amortization	29,069	-
Share-based compensation expense	590,341	892,185
Provision for accounts and other receivables	41,962	11,485
Changes in assets and liabilities:
Accounts and other receivables	493,467	(1,058,583)
Prepaid expenses and other assets	171,427	(107,109)
Inventory	1,040,473	(514,417)
PokerPro systems	(128,221)	(1,099,155)
Deferred product costs	(534,091)	-
Accounts payable and accrued expenses	(1,296,816)	458,572
Customer deposits and deferred revenue	294,321	140,400
Net cash used in operating activities	(1,839,479)	(5,066,590)
Cash flows from investing activities:
Purchases of property and equipment	(49,449)	(119,583)
Sale of investments	3,900,000	2,050,000
Net cash provided by investing activities	3,850,551	1,930,417
Cash flows from financing activities:
Proceeds from long-term debt	-	2,000,000
Proceeds from short-term debt	-	2,620,086
Repayments of short-term debt	(2,865,357)	(173,641)
Proceeds from issuance of common stock, net of expenses	500,000	-
Repayments of capital lease	(17,718)	(5,485)
Net cash provided by (used in) financing activities	(2,383,075)	4,440,960
Net increase (decrease) in cash and cash equivalents	(372,003)	1,304,787
Cash and cash equivalents, beginning of year	1,481,530	1,229,980
Cash and cash equivalents, end of period	$1,109,527	$2,534,767

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss, as reported	$(1,285,488)	$(1,753,035)	$(4,736,434)	$(5,843,401)
Interest expense, net	76,403	50,576	257,674	24,078
Income tax provision	19,117	75,150	83,087	198,623
Other taxes	3,597	3,132	25,462	43,198
Depreciation and amortization	755,136	726,870	2,224,092	2,053,433
Share-based compensation expense	220,964	368,553	590,341	892,185
EBITDAS(1)	$(210,271)	$(528,754)	$(1,555,778)	$(2,631,884)

(1) EBITDAS is defined as net loss before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

CONTACT:
PokerTek, Inc.
Tracy Egan, 704-849-0860 x106